Exhibit A

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Latigo Biotherapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: August 17, 2026

FORESITE CAPITAL FUND VI LP

By:	Foresite Capital Management VI, LLC
Its:	General Partner

By:	/s/ James B. Tananbaum
James B. Tananbaum
Managing Member

FORESITE CAPITAL MANAGEMENT VI, LLC

By:	/s/ James B. Tananbaum
James B. Tananbaum
Managing Member

FORESITE CAPITAL FUND V, L.P.

By:	Foresite Capital Management V, LLC
Its:	General Partner

By:	/s/ James B. Tananbaum
James B. Tananbaum
Managing Member

FORESITE CAPITAL MANAGEMENT V, LLC

By:	/s/ James B. Tananbaum
James B. Tananbaum
Managing Member

FORESITE CAPITAL OPPORTUNITY FUND V, L.P.

By:	Foresite Capital Opportunity Management V, LLC
Its:	General Partner

By:	/s/ James B. Tananbaum
James B. Tananbaum
Managing Member

FORESITE CAPITAL OPPORTUNITY MANAGEMENT V, LLC

By:	/s/ James B. Tananbaum
James B. Tananbaum
Managing Member

JAMES B. TANANBAUM
/s/ James B. Tananbaum